                                                                   EXHIBIT 10.11


[LOGO OF BEECHWOOD DATA SYSTEMS APPEARS HERE]

                                   INTERCOM

                          END-USER LICENSE AGREEMENT

     BETWEEN

BDSI, INC. D/B/A BEECHWOOD DATA SYSTEMS       and      ONE POINT COMMUNICATIONS
100 WALNUT AVE.                                        5335 WISCONSIN AVENUE
CLARK, NEW JERSEY 07066                                WASHINGTON, DC 20015
("Beechwood")                                          ("Licensee")

"Effective Date" ______________

This Agreement is made and entered into as of the Effective Data between Beechwood and Licensee. This Agreement is the complete and exclusive statement of the parties obligations and responsibilities to each other and supersedes any other proposal, representation, or other communication by or on behalf of Beechwood relating to the subject matter herein, except as explicitly stated herein. Exhibit A product and services descriptions and pricing attached hereto, is made part of this License Agreement.

                               1.   DEFINITIONS

1.1 "Licensed Program" or "Licensed Programs" shall mean the computer software in executable code form described in Exhibit A (together with all manuals and updates, as may be modified by Beechwood from time to time at Beechwood's sole discretion).

1.2 "License Fee" or "License Fees" shall mean the fees payable by Licenses to Beechwood in exchange for the license granted for the Licensed Programs. The License Fees are set forth in Exhibit A.

1.3 "Primary License Location" and Secondary License Location" shall mean those locations as described in Exhibit A.

1.4 "Authorized Processor" shall mean the computer system(s) on which the Licensed Program is authorized to run, as described in Exhibit A.

1.5 "Warranty Period" shall mean the period of time described in Exhibit A as the Warranty Period.

1.6 "Error" shall mean any failure of the Licensed Program to conform in all material respects to the functional specifications as described in the End User Manual and the System Administrator Guide for the Licensed Program published from time to time by Beechwood.

1.7 "Error Correction" shall mean a software modification or addition that, when made or added to the Licensed Program, establishes material conformity of the Licensed Program to the functional specifications, or a procedure of routine that, when observed in the regular operation of the Licensed Program, eliminates the practical adverse effect on Licensee of such nonconformity.

1.8 "Maintenance Release" shall mean a new version of the Licensed Program which contains one or more Error Corrections.

1.9 "Enhancement" shall mean any modifications or addition that, when made or added to the Licensed Program, materially changes or improves its utility, efficiency or functional capability beyond what is described in the functional specifications. Enhancements may be designated by Beechwood as minor or major, depending on Beechwood's assessment of their value and of the function added to the pre-existing Licensed Program.

1.10 "Upgrade" shall mean a new version of the Licensed Program which contains one or more Enhancements.

1.11 "Releases" shall mean new versions of the Licensed Program, which new versions may include either Maintenance Releases, Enhancement Releases or Functional Releases. Now Releases delivered to Licensee shall be considered part of the Licensed Program and shall replace previous Releases delivered to Licensee.

1.12 All references to the "sale" of Licensed Programs shall mean the granting of a license or sublicense to the user of the Licensed Programs.

1.13 "Normal Working Hours" shall mean the hours between 9:00 A.M, and 6:00 P.M, (Beechwood local time) on the days Monday through Friday, excluding regularly scheduled holidays of Beechwood.

1.14 "Maintenance Request" (MR) shall mean a request from Licensee to correct an Error deleted in the Licensed Program or a written request for an enhancement to the Licensed Program.

1.15 "Severity Level 1" shall mean that the Licensed Program is inoperative and the Licensee's inability to use the Licensed Program has a critical effect on the Licensee's operations. This condition is generally characterized by complete system failure, but it is not restricted to that description. Severe degradation of advertised system functionality, or other degradation of service by the system in question is also a characteristic of a Severity Level 1 condition. Severity #1 troubles require immediate response, and continuous (7x24) attention until the problem is resolved to the customer's satisfaction.

1.16 "Severity Level 2" shall mean that a major feature of the Licensed Program is inoperative, but the system is usable by the Licensee to a limited degree. The inoperative feature of the Licensed Program severely restricts Licensee operations, but has a less critical effect than a Severity Level 1 condition.

1.17 "Severity Level 3" shall mean that the Licensed Program is usable by the Licensee, but a non-critical feature is missing or inoperative. The condition is not critical to overall customer operations, and does not severely restrict such operations.

1.18 "Severity Level 4" shall mean that the Licensed Program has non-critical or intermittent defects which do not cause any features to be inoperative. Questions concerning system operation, configuration, functionally or other system related matters may be classified as Severity Level 4.

                                 2.    LICENSE

2.1 In consideration of the payment of the License Fees in accordance with the schedule and in the amounts set forth in Exhibit A, Beechwood grants Licensee a perpetual, non-transferable non-exclusive license to use the Licensed Programs in machine-readable form solely on the computers and at the locations set forth herein and to use related user documentation provided to Licensee by Beechwood, subject to the terms and conditions of this Agreement.

                             3.   SCOPE OF RIGHTS

3.1  Licensee may:

     3.1.1     Install the Licensed Program at the Primary License Location.

     3.1.2 Use the Licensed Program on the Authorized Processor situated at the Primary License Location, for the sole purpose of serving the internal needs of Licensee and its subsidiaries.

     3.1.3 make a number of copies, as set forth in Exhibit A, of the Licensed Program in machine-readable form, for resting purposes only, on secondary processors, provided that Beechwood's proprietary legends are included. These secondary processors may be located at either the Primary License Location or the Secondary License Location.

     3.1.4 maintain at all times a single copy of the Licensed Program for back-up and archival purposes.

3.2  Licensee may not

     3.2.1 use, copy or modify the Licensed Program, or any copy, adaptation, transcript, or merged portion thereof, except as expressly authorized, in writing, by Beechwood:

     3.2.2  transfer Licensee's rights or obligations under this Agreement

     3.2.3 install the Licensed Program on any other computer systems or use it at any other location not authorized by this Agreement,

     3.2.4 reverse engineer or decompile the Licensed Program or any component thereof:

     3.2.5 remove any copyright notices, trademark notices, or other proprietary legends on the Licensed Program.

     3.2.6 rent, lease, or loan the Licensed Program or any portion thereof to any third party.

     3.2.7 use the Licensed Program to act as a service bureau, provide multiuser licensing capability to any party, or enter into a timesharing arrangement by which any third party may utilize the Licensed program.

     3.2.8 register or use any propriety legends of Beechwood including but not limited to copyright and trademarks without the prior written permission of Beechwood.

                          4. OBLIGATIONS OF LICENSEE


4.1 The Licensee shall pay the License Fee in accordance with the terms set forth in Exhibit A. Failure of Licensee to pay amounts due within sixty
     (60) days of the invoice shall give Beechwood the right to terminate this Agreement. Invoices and payments may be transmitted electronically by prior arrangement.

4.2 Licensee is solely responsible for the payment of any taxes, (including but not limited to sales or use taxes, intangible taxes, and customs duty) resulting from Licensee's acceptance of this License and Licensee's possession and use of the Licensed Program. Beechwood reserves the right to have Licensee pay any such taxes as they fall due to Beechwood for remittance to the appropriate authority. Licensee agrees to hold harmless Beechwood from any and all claims and liability arising out or from Licensee's failure to report or pay such taxes.

4.3 Licensee hereby indemnifies Beachwood and any other party having a proprietary interest in the Licensed Program from all claims, including but not limited to attorneys fees, expert fees and costs of defense, settlement or verdict or any other liability arising out of Licensee's use of the Licensed Program.

                        5. INSTALLATION AND ACCEPTANCE

5.1 Licensee shall be responsible for the installation of the Licensed Program, except as otherwise provided in Exhibit A.

5.2 The Licensed Program shall be deemed accepted by Licensee after thirty (30) days from the date of installation or when put into production unless Licensee provides Beechwood within ten (10) days thereafter with a written description of any bona fide material defects in the Licensed Program.

                6. PROPRIETARY PROTECTION OF LICENSED PROGRAM.

6.1 Beechwood shall have sole and exclusive ownership of all rights, title, and interest in and to the Licensed Program and all modifications and enhancements thereof (including ownership of all trade secrets and copyrights pertaining thereof), subject only to the rights and privileges expressly granted by Beechwood to Licensee by this Agreement. This Agreement does not provide Licensee with title or ownership of the Licensed Program, but only a right of limited use. Licensee must keep the Licensed Program free and clear of all claims, liens and encumbrances.

6.2 The Licensed Program is a commercially valuable proprietary product of Beechwood, and the design and development of which reflect the effort of skilled development experts and the Investment of considerable time and money. The Licensed Program is treated by Beechwood as confidential and contains substantial trade secrets of Beechwood which Beechwood has entrusted to Licensee in confidence to use only as expressly authorized by this Agreement. Beechwood reserves all rights and benefits afforded under U.S. Federal Copyright Law and applicable International treaties, in all software programs and user materials that constitute the Licensed Program, and in all system documentation related thereto.

6.3 Licensee may not, at any time, disclose or disseminate the Licensed Program to any person who does not need to obtain access thereto consistent with Licensee's rights under this Agreement. Under no circumstances may Licensee disclose or disseminate the Licensed Program to any competitor of Beechwood. Licensee will devote its best efforts to insure that all Licensee's personnel and other persons afforded access to the Licensed Program shall protect it against improper use, dissemination or disclosure. Licensee shall use its best efforts to assist Beechwood in identifying and preventing any unauthorized use or disclosure of the Licensed Program or any portions thereof or any of the algorithms or logic contained therein. Without limitation of the foregoing, Licensee shall advise Beechwood immediately in the event Licensee learns of or has reason to believe that any person who Licensee has given access to the License Program, or any portion thereof, has violated or intends to violate the terms of this Agreement or any related non-disclosure agreement and the Licensee will, at Licensee's expense, cooperate with Beechwood in seeking injunctive or other equitable relief in the name of Licensee or Beechwood against any such person.

6.4 Licensee acknowledges that, in the event of Licensee's breach of any of the foregoing provisions, Beechwood will not have an adequate remedy in money or damages, Beechwood shall therefore be entitled to obtain an injunction against such breach from any court, or forum of competent jurisdiction immediately upon request. Beechwood's right to obtain injunctive relief shall not limit its rights to seek further remedies.

6.5 Licensee's obligations hereunder shall survive the termination of this Agreement.

                      7. MAINTENANCE AND SUPPORT SERVICES

7.1 The Maintenance Agreement is attached hereto and made a part of this Agreement. During the Initial Term and each Renewal Term, as long as maintenance is made generally available by Beechwood to its customers. Beechwood shall provide the maintenance services (the "Maintenance Services") described in the Maintenance Agreement.

                            8. TERM AND TERMINATION

8.1 Upon execution of this Agreement by both parties and payment of all license fees, Beechwood grants to Licensee and Licensee hereby accepts a perpetual license to use the Licensed Program in accordance with the terms of this Agreement.

8.2 In addition to its rights as set forth elsewhere in this Agreement, Beechwood shall have the right to terminate this Agreement upon ten (10) days written notice to Licensee upon: (a) violation or breach by Licensee, its officers or employees of any provisions of this Agreement (b) failure of Licensee to pay all license fees within sixty (60) days of receipt of invoice; (c) the termination of the business of the Licensee; (d) voluntary or involuntary filing of bankruptcy petition or similar proceeding under state law with respect to Licensee; or (e) Licensee's becoming insolvent or making any assignment for the benefit of creditors.

8.3 The termination of this Agreement, shall automatically, and without any further action by Beechwood, terminate and extinguish all licenses granted herein, in the event of termination of this Agreement pursuant to any provision of this Agreement, Beechwood shall have the right, at any time, to take immediate possession of the licensed Program, and all copies thereof wherever located, without demand or notice. Within five (5) days after the termination of the License granted hereunder, Licensee shall return to Beechwood the Licensed Program, or upon request of Beechwood, destroy the Licensed Program and all copies thereof and certify in writing that the same have been destroyed. Notwithstanding the foregoing, all provisions hereof relating to confidentiality or non-disclosure shall survive the termination or expiration of this Agreement.

                  9.  PROPRIETARY RIGHTS AND CONFIDENTIALITY

9.1 Beechwood represents, and Licensee acknowledges that Beechwood owns all right, title and interest in the Products, trademarks, copyrights, and all intellectual property relating thereto, subject to the rights expressly granted by Beechwood hereunder.

9.2 Notwithstanding anything contained herein to the contrary, Beechwood, at its own expense, shall indemnify and hold harmless Licensee and defend any action brought against same, with respect to any claim, demand, cause of action, or proceeding to the extent that it is based upon a claim that the Licensed Program infringes or violates any patents, copyrights, trade secrets, licenses or other proprietary rights of any third party. Beechwood shall have the right to defend, or as its option settle, any such claim, and Beechwood will have sole control of any such action or settlement negotiations. Licensee may, at its own expense, assist in such defense if it so chooses, provided that Beechwood shall control such defense and all negotiations relative to the settlement of any such claim. Licensee shall promptly notify Beechwood of any claim which Licensee believes fails within the scope of this Section. Furthermore, in the event that any such Licensed Program is held to constitute an infringement and its use is enjoined, Beechwood shall have the obligation, at its option and at its own expense, to either (a) procure for Licensee the right to continue to use the infringing Licensed Program, (b) replace it with suitable non-infringing software, (c) suitably modify the Licensed Program so it no longer infringes, or (d) refund the unamortized portion of the License Fee paid by Licensee to Beechwood under this Agreement based upon a five (5) year straightline depreciation and terminate this Agreement. The foregoing states Beechwood's entire liability with regard to the infringement of any rights of any third party and Licensee hereby expressly waives any other such liabilities.

9.3 As used in this Agreement the term "Confidential Information" shall mean any information in tangible form disclosed by one party to another pursuant to this Agreement, which is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to another pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days, after its oral disclosure.

9.4 Each party shall treat as confidential all Confidential Information provided by the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the Confidential Information and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information, and shall in any event use no less than reasonable procedures and a reasonable degree of care.

9.5 Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information which:

     9.5.1 was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver.

     9.5.2 was known to the receiver at the time of disclosure as shown by the files to the receiver in existence at the time of disclosure;

     9.5.3  is disclosed with the prior written approval of the discloser.

     9.5.4 becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and in a manner which is otherwise not in violation of the discloser's rights; or

     9.5.5 is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide reasonable advance notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

                                 10.  WARRANTY

10.1 Beechwood warrants that the Licensed Program will perform substantially as set forth in the documentation during the Warranty Period as specified in Exhibit A.

10.2 TO THE FULL EXTENT PERMITTED BY LAW. Beechwood HEREBY DISCLAIMS ANY CONDITIONS, PROMISES, REPRESENTATIONS, AND WARRANTIES, WHETHER IMPOSED BY STATUTE OR BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE LICENSED PROGRAM, INCLUDING ITS CONFORMITY TO ANY REPRESENTATIONS OR DESCRIPTIONS NOT EXPRESSLY SET OUT HEREIN, Beechwood HEREBY DISCLAIMS THE EXISTENCE OF ANY OTHER WARRANTIES OR CONDITIONS WHATSOEVER INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY Beechwood, ITS AGENTS OR REPRESENTATIVES SHALL CREATE A WARRANTY OR CONDITION OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

10.3 Nothing in this Agreement is intended or shall be construed as excluding or modifying any statutory rights, warranties or conditions which are applicable to this Agreement or the software supplied hereunder by virtue of any national or state Fair Trading, Trade Practices or other consumer legislation and which may not be modified or excluded. If permitted by such legislation, however, Beechwood's liability for any breach of any such warranty or condition shall be and is hereby limited to, as Licensee's exclusive and sole remedy for any breach of warranty for which Beechwood may be responsible, return of any License Fees paid to Beechwood by Licensee.

10.4 IN NO EVENT SHALL Beechwood BE LIABLE FOR ANY LOSS OF PROFIT, ANY INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES; (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, AND LOSS OF BUSINESS INFORMATION OR COMPUTER PROGRAMS OR BUSINESS RECORDS) EVEN IF Beechwood HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIMS OR DEMANDS, THE LIMITATION UPON DAMAGES AND CLAIMS INTENDED TO APPLY WITHOUT REGARD TO WHICH OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. In any event the cumulative liability of any party to Licensee for all claims related to the Licensed Program and this Agreement whether in contract, ?????, strict liability or otherwise, shall not exceed the License Fee paid to Beechwood hereunder.

10.5 This warranty and limitation of liability reflects an allocation of risk between the parties as is permitted by the Uniform Commercial Code as adopted in New Jersey, U.S.A.

10.6 In any event the cumulative liability of any party to Licensee for all claims related to the Licensed Program and this Agreement, whether in contract, ????, or strict liability, shall not exceed the total amount of License Fee paid to Beechwood hereunder.

                               11.  ARBITRATION

11.1 Unless otherwise set forth in this Agreement any dispute arising from or related to this Agreement, with the exception of any violation of Beechwood's proprietary rights, shall be settled by binding arbitration. The arbitration shall be venued in New Jersey and be conducted under the auspices and, unless otherwise set forth herein, pursuant to the rules to the American Arbitration Association. Licensee hereby submits itself to the jurisdiction of the American Arbitration Association in New Jersey. A panel of three (3) arbitrators shall be selected from the American Arbitration Association computer disputes panel. The New Jersey Rules of Evidence in effect as of the hearing shall be applicable. Both parties shall be entitled to full discovery except for depositions. The decision of the arbitrator shall be binding and may be entered as a judgment and finding of fact in any court of competent jurisdiction in the United States in any state.

                                 12.  GENERAL

12.1 This Agreement shall be goverened by and construed in accordance with the laws of the State of New Jersey, U.S.A.

12.2 No modification of this Agreement shall be binding unless it is in writing and is signed by an authorized representative of both parties.

12.3 Any notices required or permitted under this Agreement shall be in writing and delivered in person or sent by Registered of Certified Mail, Return Receipt Requested, with proper postage affixed, Federal Express, UPS or such other private carrier which provides the sender with a proof of delivery. Notice shall be deemed effective upon proof of receipt.

12.4 The relationship of Beechwood and Licensee established herein is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other, or (ii) to constitute the parties as partners, joint ventures, or otherwise as participants in a joint undertaking, Licensee, its agents and employees are not the representatives of Beechwood for any reason, and shall have no power to represent, act for, bind, or otherwise create or assume any obligation on behalf of Beechwood.

12.5 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstance beyond its reasonable control including, but not limited to: fire, flood, war, embargo, strike, riot, inability to secure materials and transportation facilities, or the intervention of any government authority. If such delaying cause shall continue for more than ninety (90) days, the party injured by the inability of the other to perform shall have the right upon written notice to either (1) terminate the Agreement with respect to materials not already shipped, or (2) treat this Agreement as suspended during the delay, and postpone any deadlines by the duration of the delay.

12.6 This Agreement is the complete and exclusive statement of the parties' obligations and responsibilities to each other and supersedes any other proposal, representation, or other communication by or on behalf of Beachwood relating to the subject matter herein, except as explicitly stated herein, Exhibit A, attached hereto, is made part of this License Agreement.

12.7 In the event that any of the terms of this Agreement is or becomes or is declared to be invalid or void by an Court or tribunal of competent jurisdiction, such terms or term shall be null and void and shall be deemed severed from this Agreement and all the remaining terms of this Agreement shall remain in full force and effect.

12.8 Licensee hereby submits itself to personal jurisdiction in the State Courts and Federal Courts located in the State of New Jersey and to an appropriate court of competent jurisdiction for injunctive relief and to the venue of the New Jersey office of the American Arbitration Association in the event of other disputes arising from or out of this Agreement.

12.9 The failure of Beachwood to enforce any provision of this Agreement shall not constitute or be construed as a waiver of Beachwood's rights to do so.

12.10 In the event that Beachwood retains counsel and/or consultants or expert witnesses to enforce any right under this Agreement and is successful in the prosecution of its claims or in its defense. Licensee agrees to pay to Beachwood the actual dollar fees incurred by Beachwood for counsel fees, consultant fees, and expert witness fees, collection agency costs or any other costs of any nature whatsoever in addition to all costs of suit incurred in connection with the prosecution of any such matter.

12.11 Any purchase orders or other documents sent to Beachwood by Licensee, subsequent to the execution of this Agreement in so far as any terms of such document(s) are inconsistent with this Agreement shall be void and the terms of this Agreement shall prevail.

12.12 The Licensee may not assign its rights of duties under this Agreement without the prior written consent of Beachwood.

12.13 The parties agree that the Uniform Commerical Code shall apply to this Agreement.

12.14 The waiver by either party of any term of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional right that such party may hold under this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives.

BDSI, INC.                              ONEPOINT COMMUNICATIONS
-----------------------------------     ----------------------------------------
("Beachwood")                           ("Licensee")


      /s/ Paul Hummel                       /s/ William F. Wallace
-----------------------------------     ----------------------------------------
SIGNATURE                               SIGNATURE


 Paul Hummel                               William F. Wallace
-----------------------------------     ----------------------------------------
NAME                                    NAME


    President                                President
-----------------------------------     ----------------------------------------
TITLE                                   TITLE


    3/7/97                                   2-28-97
-----------------------------------     ----------------------------------------
DATE                                    DATE

                                   EXHIBIT A
                 PRODUCT AND SERVICES DESCRIPTIONS AND PRICING

                            ONEPOINT COMMUNICATIONS

INTERCOM Software:

 .    LSR Send Component
 .    Data Translator
 .    Message Formatter
 .    External Communication Engine
 .    Industry standard LSR validation and editing rules
 .    Web Forms GUI Interface
 .    API Contracts

Total License Fee:
     INTERCOM core and one trading partner implementation;            $    ***
     Additional trading partner implementation (LSR Send)             $    ***

Total Maintenance Fee:
     INTERCOM core and one trading partner implementation;            $    ***

Pricing for Additional INTERCOM modules; (pricing good for 2 years)

1.   Two Additional Trading Partner Implementations (LSR Send)        $    ***

2.   Directory Service Requests*                                      $    ***

3.   Pre-Service*                                                     $    ***

4.   Maintenance for Items 1, 2 ,3                                    $    ***

* OnePoint agrees to act as a Beta test site (30 days) for these INTERCOM modules including Implementation testing with up to (4) Trading Partners.

Payment Terms:

     Lease Fees:         50% due upon approval of contract            $    ***
                         50% due upon delivery of INTERCOM software   $    ***

     Maintenance Fee:    Annual maintenance payable in advance and will be
                         invoiced at the end of the warranty period.
                         (LSR Send)                                   $    ***

                         Maintenance Fee for other components         $    ***

                         Annual Maintenance Fee (not to exceed)       $    ***

[LOGO OF BEECHWOOD DATASYSTEMS APPEARS HERE]


                                 Addendum No.1

                                      to

                          Software license Agreement
                                    Between
                            OnePoint Communications
                                      and
                                  BDSI, Inc.



                      Date of Agreement: February 28 1997
                   Date of this Addendum: February 28, 1997
                             Licensor: BDSI, Inc.

1.16 Beechwood shall from time to time issue new or modified documentation to reflect functional changes in the Licensed Program.

                             2.  FEES AND CHARGES

2.1 Licensee shall pay to Beechwood the Maintenance Service fees and charges based on the rate schedule set forth in Exhibit A. Beechwood reserves the right to change its rate schedule from time to time, provided that no such change will be effective until at least 90 days after Beechwood has given Licensee written notice of such change.

2.2 Beechwood shall invoice Licensee at the beginning of each calendar year for all Maintenance Service fees and charges for that coming year, and Licensee shall pay the invoiced amount within 30 days of receipt of such invoice.

2.3 Licensee shall be responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware, and third party software (other than the hardware and third party software maintained by Beechwood at Beechwood's facilities) necessary to operate the Licensed Program.

                                3.  TERMINATION

3.1 This Maintenance Agreement shall immediately terminate upon the termination of the License Agreement.

3.2 This Maintenance Agreement may be terminated by either party upon the expiration of the then-current term of the Maintenance Agreement, provided that at least 90 days prior written notice is given to the other party.

3.3 This Maintenance Agreement may be terminated by either party upon 45 days prior written notice if the other party has materially breached the provisions of this Maintenance Agreement and has not cured such breach within such period.

3.4 Following termination of this Agreement, Beechwood shall immediately invoice Licensee for all accrued fees and charges and all reimbursable expenses, and Licensee shall pay the invoiced amount immediately upon receipt of such invoice. Licensee may continue to use any work supplied to Licensee by Beechwood for the remaining term of the Licensee Agreement. Any amount not paid within 30 days after the invoice date shall bear interest at the lesser 1-1/2 percent per month or the highest rate allowed by applicable law.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives.

BDSI, Inc.                              OnePoint Communications
-------------------------------------   --------------------------------------
(Beechwood)                             ("Licensee")

/s/  Paul Hummel                        /s/ William F. Wallace
-------------------------------------   --------------------------------------
SIGNATURE                               SIGNATURE

    Paul Hummel                             William F. Wallace
-------------------------------------   --------------------------------------
NAME                                    NAME

    President                               President
-------------------------------------   --------------------------------------
TITLE                                   TITLE

    3/7/97                                  2-28-97
-------------------------------------   --------------------------------------
DATE                                    DATE

[LOGO OF BEECHWOOD DATASYSTEMS APPEAR HERE]


                                 Addendum No.1

                                      to

                        InterCom Maintenance Agreement
                                    Between
                            OnePoint communications
                                      and
                                  BDSI, Inc.




                      Date of Agreement: February 28 1997
                   Dated of this Addendum: February 28, 1997
                             Licensor: BDSI, Inc.

[LOGO]  BEECHWOOD
        DATA SYSTEMS

                                   INTERCOM
                             MAINTENANCE AGREEMENT

     BETWEEN

BDSI, INC. O/B/A BEECHWOOD DATA SYSTEMS      and       ONEPOINT COMMUNICATIONS
100 WALNUT AVE.                                        5335 WISCONSIN AVENUE
CLARK, NEW JERSEY 07066                                WASHINGTON, DC 20015
("Beechwood")                                          ("Licensee")

"Effective Date":____________

This Maintenance Agreement is made and entered into as of the Effective Date between Beechwood and Licensee.

WITNESSETH:

WHEREAS, Beechwood and Licensee entered into an End-User License Agreement effective date _________ (the "License Agreement") under which Licensee obtained a non-exclusive, non-transferrable license to use certain computer software in executable code form and related user documentation (the "Licensed Program") on certain terms and conditions:

WHEREAS, Beechwood by this document offers the maintenance modifications, enhancements, and new releases provided for herein; and

WHEREAS, Beechwood desires to offer Licensee certain services with respect to the Licensed Program on the terms and conditions set forth herein:

NOW THEREFORE, in consideration of the premises hereof, and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby agrees as follows:

                            1. MAINTENANCE SERVICES

1.1 Maintenance services will be effective from the end of the warranty period through December of the then current year or on an annual basis from January 1 through December 31 of the then current year. This Maintenance Agreement will automatically renew for a one year period beginning on January 1 of each year, unless terminated by either party with ninety (90) day written notice.

1.2 Beechwood shall maintain capability to receive MRs, assign a severity level and to provide reasonable consultation and assistance in resolving Errors during Beechwood's Normal Working Hours.

1.3 Beechwood shall maintain a trained staff capable of rendering the Maintenance Services. Licensee shall designate one primary and one backup contact person. All communications between Licensee and Beechwood regarding maintenance shall be made through the primary contact person, if available, otherwise through the backup contact person. Licensee may replace such contact persons upon written notice to Beechwood.

1.4 Beechwood shall take one or more of the following actions in regards to resolution of all Errors: (1) an Error Correction consisting of an update, patch, revision, or temporary bypass solution; or (2) a statement that more information is required from Licensee to diagnose or reproduce the Error, or (3) a statement that the Error will be corrected in a future Maintenance Release of the software.

1.5 Periodically, Beechwood shall issue a "Maintenance Release" of the Licensed Program. These Maintenance Releases will contain corrections to error conditions for which MRs have been created within a reasonable time prior to such release.

1.6 The "Enhancement Releases" of the Licensed Programs will be scheduled to coincide with the order releases as defined by the Ordering and Billing Forum (OBF) of ATIS. These releases will contain any industry defined charges to the components listed in Exhibit A.

1.7 An Enhancement Release may also contain error corrections which have been detected since the previous Maintenance Release.

1.8 Beechwood shall not be responsible for correcting Errors in any version of the Licensed Program other than the most recent Maintenance or Enhancement Release whichever is most recent. Beechwood shall continue to support a prior release for a reasonable period of time sufficient to allow Licensee to implement the newest Maintenance or Enhancement Release, not to exceed 90 days.

1.9 Beechwood may from time to time issue new "Functional Releases" of the Licensed Program to its Licensees. A Functional Release will generally contain Error Corrections, minor enhancements and if Beechwood elects, major enhancements. At Beechwood's discretion "Functional Releases" may not be covered by this Maintenance Agreement.

1.10   There will be at least one scheduled maintenance release per year.

1.11 From time to time, Beechwood may subcontract with one or more third party organizations to provide Maintenance Services on behalf of Beechwood.

1.12 Beechwood shall not be responsible for providing Maintenance Services for Errors caused by Licensee's misuse or improper use of the Licensed Program, use of the Licensed Program in connection with any hardware or software not supplied by Beechwood or approved by Beechwood, modifications made to the Licensed Program by Licensee or modifications made to the operating environment by Licensee.

1.13 Additional support services will be available from Beechwood billed separately from the annual maintenance.

1.14 An Enhancement Release of a Trading Partner map specified in Exhibit A will require sixty day notice to Beechwood, at which time the Licensee will supply Beechwood with the complete requirements of the mapping changes. Beechwood will supply up to two Enhancement Releases of Trading Partner maps per year.

1.15 When a Release is issued, Maintenance, Enhancement or Functional, the API will reflect any necessary changes or additions.

[LOGO OF BEECHWOOD DATASYSTEMS APPEARS HERE]

--------------------------------------------------------------------------------
Rider to InterCom Maintenance Agreement
--------------------------------------------------------------------------------

The following changes are hereby incorporated into the Intercom Maintenance Agreement between BDSI, Inc. and OnePoint Communications:

Section 1.3

In the last sentence, please replace "written notice" with the following:
"written or verbal notice".

Section 1.9

Please insert the following sentence at the end of the paragraph:

"In the event that the "Functional Release" is not covered by this Maintenance Agreement, Licensee has the right to terminate this agreement provided that at least ten (10) days written notice is given to Beechwood".

[LOGO APPEARS HERE]

BEECHWOOD
DATASYSTEMS

  ______


RIDER TO INTERCOM END USER LICENSE AGREEMENT

The following changes are hereby incorporated into the InterCom End User License Agreement between BDSI, Inc. and OnePoint Communications:


Section 2.1

In the third line, after the words non-transferable, insert the words "(except to an affiliate or successor of Licensee by merger, acquisition or other refinancing/restructuring.)".

Section 3.1.2

At the end of this section, after the word subsidiaries, insert the words "and affiliates".

Section 3.2.2

Insert after the word `agreement', "(except to an affiliate or successor of Licensee by merger, acquisition or other refinancing/restructuring.)".

Section 3.2.3

At the end of the second line, insert the words "or any amendment hereto".

Section 3.2.7

In the second line, after the word `party', and in the third line after the words "third party", insert the words "other than affiliates of Licensee".

Section 8.0

Insert the following section:

"8.0 If written ten (10) business days of receiving the Application Program Interface Specifications, Licensee deems that for either technical or economic reasons implementation of the licensed program is not feasible, Licensee shall have the right to terminate this Agreement for a full and complete refund of all fees paid to Beechwood associated with this License. In this event, all provisions relating to confidentiality, non-disclosure, and proprietary protection (in particular Section 6), shall survive the termination of this agreement.

Section 12.5

In the second sentence, please replace the phrase "more than ninety (90) days" with the following:
"more than thirty (30) days".